Exhibit 10.71

CONFIDENTIAL-SPECIAL HANDLING

November 27, 2008

Mr. William Nelson

24 Wescott Dr.

Hopkinton, MA

USA 01748

Dear Bill:

This letter (“Agreement”) records the arrangements between you and Nortel Networks Inc. concerning the cessation of your employment. The arrangements are as follows:

Cessation of Employment

1.	As used in this Agreement, the term “Corporation” shall mean Nortel Networks Inc., its parent, subsidiaries, affiliates (including, but not limited to, Nortel Networks Corporation and Nortel Networks Limited), predecessors, successors and assigns and all past and present officers, directors, employees and agents (in their individual and representative capacities only) of Nortel Networks Inc., its parent, subsidiaries, affiliates, predecessors, successors and assigns, in every case individually and collectively.

2.	Your employment relationship with the Corporation shall cease on December 31, 2008 (“Employment Termination Date”). All previous external responsibilities which you had will be assumed by a person designated by the Corporation, including any participation in industry or other associations representing the Corporation. You cease to act as an officer and/or director of the Corporation and any of the Corporation’s subsidiaries and affiliates on December 31, 2008, and the Corporation will take all necessary steps to remove you from all such positions.

Revocation Clause

3.

You acknowledge that you received this document on or about October 16, 2008, and have been provided at least 45 days commencing on or about October 16, 2008, at your discretion, to consider the terms in this Agreement. In addition, you shall have seven (7) calendar days following your execution of this document to revoke this Agreement by written notice. To be valid, the letter of revocation must be received by the Deputy General Counsel and Corporate Secretary, consistent with the terms of paragraph 11 of this Agreement, not later than the close of business seven (7) calendar days after you sign this Agreement. The terms and conditions of this Agreement shall become operative seven (7) days after you execute and deliver this Agreement to the Deputy General Counsel and Corporate Secretary at 195 The West Mall, Toronto, Ontario, Canada, M9C 5K1, provided that you are in compliance with all terms and conditions of this Agreement as of such date, you have not revoked this Agreement pursuant to the provisions set forth above in this paragraph and the conditions in clauses (i) and (viii) of the first paragraph of paragraph 4

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have been satisfied. Further, information concerning the decisional unit and employees invited and not invited to execute a waiver agreement is set forth on Exhibit A hereto. Specifically, Exhibit A contains the following: the identification of the decisional unit from which employees were selected for the reduction in force, the job classifications in the decisional unit, the ages of employees by job classification in the decisional unit, the number of employees selected and not selected by age within applicable job classifications.

Post Termination Payments/Benefits (“PTPB”) To Be Provided by the Corporation

4.	The Corporation will provide you the payments and benefits set out in this paragraph 4(a) through (e) below, in addition to the payments and benefits set forth in paragraph 5 of this Agreement, conditional upon (i) completion of the Corporation’s governance process, including approval by the Compensation and Human Resources Committee of the Boards of Directors of Nortel Networks Corporation and Nortel Networks Limited, (ii) your signing and returning to the Deputy General Counsel and Corporate Secretary a copy of this Agreement within the time period provided in paragraph 11 of this Agreement; (iii) your compliance with the terms and conditions of this Agreement and the Employee Agreement and other documents such as the Agreement Relating to Intellectual Property (collectively, the “Employment Documents”); (iv) you not revoking this Agreement pursuant to paragraph 3 above; (v) you not soliciting, either directly or indirectly, for employment during the Severance Period any employee(s) currently employed by the Corporation; (vi) you not electing to accept employment with, or serve as a consultant, contractor or representative for, a company in competition with the Corporation, including but not limited to, any of the companies identified on the Corporation’s competitor list which was reviewed with you on November 6, 2008 (the “Competitor List”), during the Severance Period, without the written consent of the Deputy General Counsel and Corporate Secretary, which consent shall not be unreasonably withheld or delayed; (vii) your execution on or promptly following the Employment Termination Date, and returning to the Deputy General Counsel and Corporate Secretary, a Release in the Form of Exhibit B, which is attached and made a part of this Agreement and (viii) the Corporation’s execution of this Agreement. So long as you comply with the foregoing provisions, the Corporation will:

(Severance allowance)

(a)	pay you severance allowances (“Severance Pay”) pursuant to the Nortel Networks Enhanced Severance Allowance Plan (“Severance Plan”) from January 1, 2009 through June 30, 2010, (“Severance Period”), paid in a bi-weekly amount of US$21,153.85.

Notwithstanding anything to the contrary in this paragraph (a), in the event that you are a “specified employee” (within the meaning of Section 409A(2)(B) of the U.S. Internal Revenue Code) on the Employment Termination Date, then (i) any portion of the payments to be made during the Severance Period that is a “short-term deferral” within the meaning of Treas. Regs. Section 1.409A-1(b)(4)(i) shall

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be paid at the times set forth above; (ii) any portion of the payments during the Severance Period that is not a “short-term deferral” (and would otherwise have been payable during the six months following the Employment Termination date) shall be paid on the first business day of the first calendar month that begins after the six-month anniversary of the Employment Termination Date or, if earlier, on the date of death; and (iii) any portion of the payments during the Severance Period that is payable after the six-month anniversary of the Employment Termination Date shall be paid at the times set forth in this paragraph (a).

(Insurance benefits)

(b)	allow you to elect to: (i) continue during the Severance Period, all group life insurance (basic and optional employee and optional spouse and dependent), health coverages (medical, dental, vision, hearing, Employee Assistance Program and Health Care Reimbursement Account (“HCRA”)) and AD&D coverage in which you and your covered eligible dependents, if any, are enrolled on the Employment Termination Date pursuant to the terms and conditions of such coverages, or (ii) revoke all such coverages. If you elect (i), your coverages will continue at the active employee contribution rate, which shall be deducted from Severance Pay set forth in paragraph 4(a). The Corporation shall have the right to change coverages to the extent that it is generally changing its coverages for employees. Upon termination of coverage, only continued health coverage will be offered, as required by the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), for a period generally extending for eighteen (18) months from your Employment Termination Date, minus the period of coverage at active contribution rates during the Severance Period. If you elect (ii), your life and AD&D coverages will terminate effective 12:01 a.m. on January 1, 2009, and your health coverages, will terminate at the end of the month in which your employment relationship ceases (December, 2008), with an opportunity for continued health coverage under COBRA. If you decline the opportunity to continue HCRA coverage under COBRA, only eligible expenses incurred on or prior to the Employment Termination Date will be considered for reimbursement. Irrespective if you select (i) or (ii) above, at the time your group life insurance coverages terminate, you may convert appropriate coverages to applicable individual policies. AD&D cannot be converted to an individual policy. Please make your election in the space provided at the end of this Agreement concerning your decision to elect or decline the benefits set forth in this paragraph 4(b);

(Stock Options, Restricted Stock Unit Awards (“RSUs”) and Performance Stock Unit Awards (“PSUs”))

(c)

consider you ineligible for consideration for any future grant(s) of stock options, RSUs and PSUs. Further, your rights with respect to those stock options and RSUs previously granted to you will be determined in accordance with the applicable equity plans and applicable Instruments of Grant and/or Instruments of Award. Stock options and RSUs previously granted to you will continue to vest during the

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Severance Period as set forth in Exhibit C in accordance with the provisions of the plan under which the stock options or RSUs were granted and the instrument of grant/award. Subject to any applicable trading restrictions that may restrict your ability to trade the Corporation’s securities, you will have the right to exercise any vested stock options or to have any vested RSUs settled in accordance with the terms of the applicable instruments of grant/award, equity plan(s) and any other relevant documents governing the options and RSUs. In addition, you acknowledge that, in certain circumstances, you agree that you will, if required by the Corporation in its sole discretion, pay to the Corporation an amount in cash equal to; (i) the amount by which the market value of the shares on the date of exercise of the options exceeds the exercise price (in the case of options); and (ii) the amount (subject to certain adjustments) equal to the number of RSUs that vested during the applicable period multiplied by the market value of the shares on the applicable settlement date (in the case of RSUs), all in accordance with the terms of the applicable instruments of award/grant and any other documents that govern. All outstanding unvested PSUs previously granted to you shall be forfeited and cancelled for no consideration in accordance with the applicable equity plan and instrument of award. Notwithstanding the foregoing, any vesting and/or settlement, as applicable, pursuant to this paragraph shall be delayed until six months after your Employment Termination Date to the extent necessary to avoid adverse tax treatment under Section 409A of the US Internal Revenue Code. Finally, please see paragraph 6(f) of this Agreement for Stock Insider Obligations;

(Outplacement assistance)

(d)	make available to you, should you elect, senior executive outplacement services in the Billerica, MA area, to assist you in securing new employment and pay the professional fees for such services as are reasonably incurred. All expenses with respect thereto must be submitted for reimbursement on or prior to September 30, 2010;

(Tax Preparation Services)

(e)	provide you with income tax preparation service through a tax preparer as designated by the Corporation, for the tax years 2008, 2009 and 2010;

(2008 Annual Incentive Plan (“AIP”))

(f)	determine your eligibility for any AIP payment for calendar year 2008 in accordance with the terms and conditions of the 2008 AIP. Eligibility shall not be construed as a right to any payment;

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(Withholdings)

(g)	with respect to any monies or monetary equivalents to be paid hereunder, in its reasonable discretion, withhold appropriate amounts concerning any and all applicable federal, state or local tax withholding; and

(Independent Legal Advice)

(h)	pay the cost of independent legal advice relating to this agreement to a maximum of $4,000.

Benefits and Payments Available to You Without Signing this Agreement

5.	The following payments and benefits shall be provided to you by the Corporation, as applicable, without the requirement that you sign this Agreement:

(Insurance benefits)

(a)	you will be allowed to elect to: (i) continue applicable health coverages, as required by the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), for a period generally extending for eighteen (18) months following the Employment Termination Date from the Corporation; (ii) convert your group life insurance to an individual policy without a medical examination within thirty-one (31) days of the termination of that coverage; or (iii) if eligible, to commence coverage under the Nortel Networks Retiree Medical Plan and the Nortel Networks Retiree Life Plan pursuant to the terms and conditions of those plans;

(Stock options, Restricted Stock Unit Awards (“RSUs”) and Performance Stock Unit Awards (“PSUs”))

(b)

you are ineligible for consideration for any future grant(s) of stock options and RSUs and PSUs. It is understood that if you do not sign this Agreement there will be no Severance Period during which stock options or RSUs granted to you may be exercised or settled, as described in paragraph 4(c). Further, your rights with respect to those stock options and RSUs previously granted to you will be determined in accordance with the applicable equity plans and applicable Instrument(s) of Grant and/or Instrument(s) of Award. In addition, you acknowledge that, in certain circumstances, you agree that you will, if required by the Corporation in its sole discretion, pay to the Corporation an amount in cash equal to: (i) the amount by which the market value of the shares on the date of exercise of the options exceeds the exercise price (in the case of options); and (ii) the amount (subject to certain adjustments) equal to the number of RSUs that vested during the applicable period multiplied by the market value of the shares on the applicable settlement date (in the case of RSUs), all in accordance with the terms of the applicable instruments of award/grant and any other documents that govern. All outstanding unvested PSUs previously granted to you shall be forfeited

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and cancelled for no consideration in accordance with the applicable instrument of award and grant. Notwithstanding the foregoing, any vesting and/or settlement, as applicable, pursuant to this paragraph shall be delayed until six months after your Employment Termination Date to the extent necessary to avoid adverse tax treatment under Section 409A of the US Internal Revenue Code. Finally, please see paragraph 6(f) of this Agreement for Stock Insider Obligations. The provisions of this paragraph 5(b) shall only apply if you do not execute this Agreement in accordance with paragraph 11 hereof;

(Nortel Networks Long Term Investment Plan (“LTIP”)

(c)	contributions made by you and any amounts that have vested in your LTIP account or your Long Term Investment Restoration Plan account will be maintained or distributed, pursuant to your direction(s) as permitted by the terms and conditions of the LTIP. Further instructions and information can be obtained by contacting Hewitt at 1-800-726-0026;

(Deferred Compensation, if applicable)

(d)	any amounts in your account in the Nortel Networks U.S. Deferred Compensation Plan (“NNDP”) will be distributed pursuant to your direction(s) as permitted by the terms and conditions of the NNDP; however, it is agreed and understood that in no event will you receive benefits under the Deferred Compensation Plan earlier than six (6) months from your Employment Termination Date due to your status as a “key employee” under Internal Revenue Code Section 409A. Further instructions and information can be obtained by contacting MullinTBG at 1-800-824-0040; and

(Vacation benefit)

(e)	you shall be paid, on or before the first pay period following the Employment Termination Date, a lump sum amount equivalent to your current accrued but unused vacation benefit of 20 days with no further vacation accrual subsequent to the Employment Termination Date.

Obligations of William Nelson:

6.	Your signature at the end of this Agreement is required to receive the PTPB set forth in paragraph 4. Additionally, your signature will confirm the obligations set forth in this paragraph 6. Notwithstanding your signature, you, nonetheless, will be expected to comply with these obligations:

(Business/Expense Accounts)

(a)

you shall reconcile and settle your employee expense account, and any advances made to you by the Corporation, as soon as possible, but not later than the Employment Termination Date, and the Corporation shall in the normal course

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reimburse you for any business expenses incurred by you through the Employment Termination Date;

(Inventions/Confidentiality)

(b)	you acknowledge that you continue to be bound by the Employment Documents. You confirm that your entire right, title, and interest to all Inventions as generally described in such agreement with the Corporation are assigned to the Corporation regardless of the exact terms in, or the existence of, such an agreement between you and the Corporation.

With respect to Inventions as described in the above paragraph, you have disclosed or will promptly disclose them in writing to the Corporation, and you will, on the Corporation’s request, promptly execute a specific assignment of title to the Corporation or its designee, and do anything else reasonably necessary, at the Corporation’s sole expense, to enable the Corporation to secure a patent or other form of protection for such Inventions in the United States and in other countries. Any information pertaining to such an Invention is considered the confidential information of the Corporation unless and until such Invention is patented or published by the Corporation.

Further, you agree that this Agreement is a confidential document as are all the terms and conditions expressed herein, subject to the Corporation’s right to disclose this Agreement in accordance with applicable securities laws. Accordingly, unless and until the Corporation publicly discloses this Agreement, you agree that you will not, except as required by law or judicial process, directly or indirectly, disclose, publicize or discuss the terms and/or conditions of this Agreement, with any employee and/or former employee of the Corporation, other than the Deputy General Counsel and Corporate Secretary, myself, the Corporation’s attorneys, or any other person, except as applicable, your spouse, your attorney, accountant, financial advisor, outplacement advisor and/or any prospective employer (but with respect to a prospective employer only with respect to the restrictions, or lack thereof, on your activities following termination of employment) beyond what is stated in any press coverage release or disclosure by the Corporation. In the event that you discuss this Agreement with any of the aforementioned individuals, it shall be your duty, responsibility and obligation to advise said individual(s) of the confidential nature of this Agreement and direct them not to discuss the terms and/or conditions of this Agreement with any person.

Also, you shall continue to maintain the confidentiality of all trade secrets and confidential, proprietary, commercial, technical or other information of the Corporation obtained by you during your employment and, specifically, you agree that you shall not at any time during or following your employment with the Corporation, disclose, other than to the Corporation’s authorized personnel, or otherwise use for non-Corporation purposes, any confidential or proprietary information or know-how of any nature (whether or not a trade secret) relating to

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an activity of the Corporation or to any invention, which is owned or licensed by the Corporation. Further, during the Severance Period, you agree, except as required by law or Judicial process, not to publicly reveal, disclose, or cause to be publicly revealed or disclosed anything with respect to the Corporation that could be reasonably expected to be injurious or harmful to any of its interests. In addition, you shall issue no public statement on the business affairs, policies or the like of the Corporation during the Severance Period without the prior written consent of the Corporation and without limiting the foregoing, from the date of your receipt of this Agreement to and including the last day of the Severance Period you shall not make any public statement that could be reasonably expected to disparage the Corporation.

(Notice)

(c)	upon the occurrence of any contingency which affects your rights in or to any subsequent payment or benefit as expressly set forth in clause (vi) of the first paragraph of paragraph 4 hereof, or upon your commencement of coverage under a new employer’s benefit plan(s), you shall, within ten (10) days of such occurrence, give written notice to the Corporation of that event. Such notice shall be sent in writing to the Deputy General Counsel and Corporate Secretary;

(Advice and Assistance)

(d)	you shall make available to the Corporation advice, assistance and information that shall include, but not be limited to, offering and explaining evidence, providing sworn statements, participation in discovery, critical preparation testimony as may be deemed necessary by the Corporation concerning the Corporation’s position in any legal proceedings involving issues brought against or initiated by the Corporation of which you have knowledge. In the event it is necessary for you to provide the aforementioned services, then the Corporation shall reimburse you for authorized, reasonable and documented travel expenses, including, but not limited to, transportation, lodging and meals, but not including attorneys’ or other professional fees incurred without the prior approval of the Corporation’s Deputy General Counsel and Corporate Secretary (provided that in all events you shall have the benefits of paragraph 9 hereof);

(Company Property and Information Preservation)

(e)	prior to your Employment Termination Date and before receiving any monies pursuant to this Agreement, you shall return to the Corporation any and all property of the Corporation currently in your possession and/or subject to your control, whether such material shall be written instruments or tapes in electronic and/or recorded format.

The Corporation’s Corporate Procedure 206.01 provides that all data, including personal documents and messages stored on or transmitted through the network

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resources of Nortel Networks in any form are and remain at all times the property of Nortel Networks. In addition, all work product that you have produced during your employment with the Corporation is the property of the Corporation. Therefore, all information (however recorded or stored) (“Information”) in your possession and/or that you have created in the course of your employment with the Corporation (whether or not currently in your possession or control) is the property of the Corporation.

The Corporation is also a party to various civil lawsuits and other investigations and may need access to certain Information for those matters as well. Therefore, you agree to take affirmative steps to preserve all Information in your possession, custody and control (including information controlled by your assistant, if any), will leave all such information in the possession and custody of the Corporation, and will not retain any Information in your possession or custody.

In addition, the Corporation will take possession of your computer and preserve all electronic Information on your computer, as well as any related servers on which you have Information stored, at the time your computer is turned into the Corporation.

The Information will be used by the Corporation for general business purposes and may also be provided by the Corporation to regulatory authorities in response to their requests or disclosed in any relevant private litigation to which the Corporation is a party. Also, the Information may be used by and provided to other entities within the Nortel Networks group and/or the Corporation’s external advisors. In some instances, the recipients of this Information will be located outside your geographic area. To the extent that the Information contains any personal information, you consent to the collection, transfer and disclosure of that information by the Corporation to Nortel Networks entities, third parties and regulatory authorities within and outside of your geographic area for the purposes set out above;

(Stock Insider)

(f)

you understand and agree that if you have the designation of either “Reporting” or “Non-Reporting” Insider pursuant to Corporate Policy 320.28 of Nortel Networks Corporation (and under applicable Canadian/US securities legislation for Reporting Insiders), you will cease to have this designation effective on the Employment Termination Date. Notwithstanding the fact that you will no longer have this designation, if you are in possession of material non-public information relating to the Corporation, you are prohibited from trading in the Corporation’s securities (or informing another person of the material non-public information) in accordance with applicable laws. If you are a “Reporting” Insider, you understand that you are required to amend your insider profile within ten (10) days of your Employment Termination Date on the Canadian System for Electronic Disclosure by Insiders (SEDI) to indicate that you are no longer a “Reporting” Insider of Nortel

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Networks. You should contact the Insider Reporting Department at (905) 863-1220 and fax (905) 863-8524 for assistance in amending the SEDI profile;

(Completion of Forms/Paperwork)

(g)	you agree to complete such documentation/forms and paperwork that may be necessary to commence benefits to be provided under this Agreement;

(Repayment)

(h)	you understand and agree that the Corporation may deduct from any payment provided to you under this Agreement any amounts (including, but not limited to, any advance loans, overpayment, tax equalization payments of other monies) that the Corporation determines that you owe the Corporation; and

(Performance)

(i)	you acknowledge and agree that until your Employment Termination Date you, as a senior executive of the Corporation, are expected to continue to perform your responsibilities at an exemplar level while displaying the highest professional standards.

Cessation of Benefits

7.	All company benefits not expressly extended to you pursuant to this Agreement shall be terminated effective 12:01 a.m. on the day after the Employment Termination Date.

Change in Control

8.	It is agreed and understood that for the purposes of the Nortel Networks Corporation Change in Control Plan (“CIC Plan”), “Termination Date” as defined in the CIC Plan is December 31, 2008. In the event that in the 30 day period after December 31, 2008, you become eligible for the Entitlements (as defined under the CIC Plan) provided under the CIC Plan, this agreement shall cease and be replaced by the terms and conditions of the CIC Plan.

Indemnification

9.

The Corporation shall indemnify you, and advance any reasonable legal fees and expenses, to the extent permitted by, and in accordance with, section 124 of the Canada Business Corporations Act (the “CBCA”) and the Corporation’s By-Laws (the “By-Laws”). You shall repay such fees and expenses if and to the extent it is determined that you do not fulfill the conditions set forth in subsection 124(3) of the CBCA or the By-Laws. Subject to and without limiting the foregoing, the Corporation’s legal counsel will represent you in respect of any civil, criminal, administrative, investigative (including any internal investigation or independent review being conducted by the Corporation’s Board of

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Directors or a Committee thereof) or other proceeding in Canada, the United States or other applicable jurisdiction in which you are involved (including as a witness) because of your association with the Corporation (hereinafter, the “Matter”). However, in the event that the Corporation’s counsel cannot represent you in the Matter because of a conflict, the Corporation agrees to advance monies to pay your reasonable and actual legal expenses in the Matter provided that you will not settle the Matter, retain defense counsel or expert witnesses or consultants, or incur any defense costs without obtaining the prior written consent of the Deputy General Counsel and Corporate Secretary, which consent will not be unreasonably withheld.

RELEASE

10.

IN CONSIDERATION OF THE FOREGOING PAYMENTS AND BENEFITS DETAILED ABOVE, FOR WHICH YOU WOULD OTHERWISE BE INELIGIBLE, YOU HEREBY FULLY AND UNCONDITIONALLY RELEASE AND FOREVER DISCHARGE THE CORPORATION (EXCEPT FOR THE PROMISES AND COMMITMENTS CONTAINED HEREIN) TO THE EXTENT PERMITTED BY LAW, FROM ANY AND ALL CLAIMS, INCLUDING WITHOUT LIMITATION, PROVISIONS FOR SALARY, INCENTIVE COMPENSATION, VACATION PAY, SEVERANCE PAY UNDER THE NORTEL NETWORKS EXECUTIVE MANAGEMENT TEAM SEVERANCE ALLOWANCE PLAN, NORTEL NETWORKS ENHANCED SEVERANCE ALLOWANCE PLAN, NORTEL NETWORKS CORPORATION SPECIAL RETENTION PLAN, COMMISSIONS, PENSION OR OTHER BENEFITS OR OTHER COMPENSATION AND PERQUISITES AND ANY AND ALL REAL OR PRETENDED CLAIMS, CAUSES OF ACTION, OR DEMANDS, INCLUDING, WITHOUT LIMITATION, THOSE FROM RIGHTS UNDER ANY FEDERAL, STATE, AND LOCAL LAW, INCLUDING, WITHOUT LIMITATION, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT (“WARN”) AND THOSE PROHIBITING DISCRIMINATION ON ANY BASIS, INCLUDING SEX, AGE, RELIGION, SEXUAL ORIENTATION, DISABILITY, RACE, NATIONAL ORIGIN, AS MAY BE PROHIBITED UNDER SUCH LAWS AS THE AGE DISCRIMINATION ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT (OWEPA), THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT, THE EQUAL PAY ACT AND THE FAMILY AND MEDICAL LEAVE ACT, INCLUDING ANY AMENDMENTS TO THOSE LAWS (INCLUDING, BUT NOT LIMITED TO, YOUR RIGHT TO MAKE A CLAIM IN YOUR OWN RIGHT OR THROUGH A SUIT BROUGHT BY ANY THIRD PARTY ON YOUR BEHALF) OR ANY COMMON LAW CLAIMS OF ANY KIND, INCLUDING, BUT NOT LIMITED TO, CONTRACT, TORT, AND PROPERTY RIGHTS INCLUDING, BUT NOT LIMITED TO, BREACH OF CONTRACT, FRAUD, DECEIT, NEGLIGENCE, NEGLIGENT MISREPRESENTATION, DEFAMATION, NEGLIGENT SUPERVISION, BREACH OF PRIVACY, MISREPRESENTATION, WRONGFUL TERMINATION, INVASION OF PRIVACY, INTENTIONAL OR NEGLIGENT INFLICTION OF EMOTIONAL DISTRESS, BREACH OF FIDUCIARY DUTY, VIOLATION OF PUBLIC POLICY AND ANY OTHER COMMON LAW CLAIM OF ANY KIND WHATSOEVER AS OF THE DATE OF THIS AGREEMENT WHICH

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YOU EVER HAD OR NOW HAVE, DIRECTLY OR INDIRECTLY, BASED UPON ANY FACT, MATTER, EVENT OR CAUSE, WHETHER KNOWN OR UNKNOWN, ARISING OUT OF OR RELATING TO YOUR EMPLOYMENT BY CORPORATION AND YOUR SEPARATION THEREFROM, OR YOUR RELATIONSHIP WITH CORPORATION OR THE TERMS OF ANY WRITTEN OR ORAL EMPLOYMENT ARRANGEMENTS OR THE LIKE THAT YOU MAY HAVE ENTERED INTO WITH THE CORPORATION. THIS AGREEMENT MAY NOT BE USED TO INTERFERE WITH YOUR RIGHT TO FILE A CHARGE OR PARTICIPATE IN AN INVESTIGATION OR PROCEEDING CONDUCTED BY THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION OR ANY OTHER APPROPRIATE AGENCY. HOWEVER, YOU UNDERSTAND AND AGREE THAT THE CORPORATION WILL USE THIS AGREEMENT AS A DEFENSE TO ANY SUCH CHARGE YOU FILE, INVESTIGATION OR PROCEEDING IN WHICH YOU PARTICIPATE, OR REMEDY WHICH YOU SEEK. YOU AGREE THAT THIS RELEASE SHALL BE BINDING UPON YOU AND YOUR HEIRS, ADMINISTRATORS, REPRESENTATIVES, EXECUTORS, SUCCESSORS AND ASSIGNS, AND ITS ENFORCEABILITY SHALL NOT BE CHALLENGED. YOU ACKNOWLEDGE THAT YOU HAVE READ THIS AGREEMENT AND THAT YOU UNDERSTAND ALL OF ITS TERMS AND EXECUTE IT VOLUNTARILY WITH FULL KNOWLEDGE OF ITS SIGNIFICANCE AND THE CONSEQUENCES THEREOF. FURTHER, YOU ACKNOWLEDGE THAT YOU HAVE HAD AN ADEQUATE OPPORTUNITY TO REVIEW AND CONSIDER THE TERMS OF THIS AGREEMENT, INCLUDING AT YOUR DISCRETION, THE RIGHT TO DISCUSS THIS AGREEMENT WITH LEGAL COUNSEL OF YOUR CHOICE. YOU HEREBY ACKNOWLEDGE THAT YOU INTEND TO GRANT TO THE CORPORATION A FULL AND FINAL RELEASE AS SET FORTH HEREIN.

Review Period

11.	The terms and conditions of this Agreement will be open for your review and consideration through the close of business on December 12, 2008. If you have not returned an executed copy of this Agreement to the Deputy General Counsel and Corporate Secretary, at the address referenced in paragraph 3 of this Agreement by the close of business on December 12, 2008, then the terms and conditions set forth in this Agreement shall be withdrawn as of that time and date.

12.	This Agreement constitutes the entire understanding of the parties with respect to your prior employment, including termination thereof, and there are no promises, understandings or representations other than those set forth herein. This Agreement may be modified only with a written instrument duly executed by you and Corporation. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns, heirs (in your case) and assigns.

13.	This Agreement shall be governed by the laws of North Carolina without regard to any provisions concerning conflict of laws. This Agreement may be delivered by facsimile and

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executed in counterparts, all of which, taken together, shall constitute one and the same original instrument.

14.	The parties agree that should any provision of this Agreement be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

15.	References to the Deputy General Counsel and Corporate Secretary contained herein shall mean, as applicable, the Deputy General Counsel and Corporate Secretary prior to December 31, 2008 and the Chief Legal Officer after December 31, 2008.

Please acknowledge that the foregoing correctly and completely sets forth your understanding of the arrangements and commitments, and your acceptance thereby, by signing, dating and returning this Agreement to the Deputy General Counsel and Corporate Secretary.

Yours truly,

/s/ Mike S. Zafirovski
Mike S. Zafirovski

IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Agreement as set forth below.

PLEASE INDICATE BELOW YOUR ELECTIONS REGARDING
• Insurance Benefits

I elect the provisions of: (CIRCLE ONE)

paragraph OR 4(b)(ii)

WN
INITIALS

NORTEL NETWORKS INC.		William Nelson

By:	/s/ Gordon A. Davies	/s/ William Nelson

Title:	Deputy General Counsel and Corporate Secretary	Date: December 11, 2008

Date:	December 12, 2008

EXHIBIT A

U.S. EMPLOYEES SELECTED / NOT SELECTED FOR THE REDUCTION IN FORCE AND PLAN BENEFITS AND RELEASE

Decisional Unit Reported:	CEO Direct Reports –
Senior Leadership Team

Job Classification Title	Age	No. Selected	No. Not Selected

Senior Leadership Team	57, 61, 37, 39, 58, 53, 50	2 (age 57 and 53)	5

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EXHIBIT B

RELEASE

In consideration of your continued employment through the Employment Termination Date and the payments and benefits as set forth in the letter Agreement between Nortel Networks Inc. and you dated November 8, 2008, none of which are released or waived hereby, you hereby fully and unconditionally release and forever discharge Corporation, as defined in the Agreement (except for the promises and commitments contained in the letter dated November 8, 2008), to the extent permitted by law, from any and all claims, including without limitation, provisions for salary, incentive compensation, vacation pay, severance pay under the Nortel Networks Executive Management Team Severance Allowance Plan, Nortel Networks Enhanced Severance Allowance Plan, Nortel Networks Corporation Special Retention Plan, commissions, pension or other benefits or other compensation and perquisites and any and all real or pretended claims, causes of action, or demands, including, without limitation, those from rights under any federal, state, and local law, including without limitation, the Worker Adjustment and Retraining Notification Act (“WARN”) and those prohibiting discrimination on any basis including sex, age, religion, sexual orientation, disability, race, national origin, as may be prohibited under such laws as The Age Discrimination Act of 1967, The Older Workers Benefit Protection Act (OWBPA), the Civil Rights Act of 1964, the Americans With Disabilities Act, The Equal Pay Act and the Family and Medical Leave Act, including any amendments to those laws (including but not limited to, your right to make a claim in your own right or through a suit brought by any third party on your behalf) or any common law claims of any kind, including, but not limited to, contract, tort, and property rights including, but not limited to, breach of contract, fraud, deceit, negligence, negligent misrepresentation, defamation, negligent supervision, breach of privacy, misrepresentation, wrongful termination, invasion of privacy, intentional or negligent infliction of emotional distress, breach of fiduciary duty, violation of public policy and any other common law claim of any kind whatsoever as of the date of this Release which you ever had or now have, directly or indirectly, based upon any fact, matter, event or cause, whether known or unknown, arising out of or relating to your employment by Corporation and your separation therefrom, or your relationship with Corporation or the terms of any written or oral employment arrangements or the like that you may have entered into with the Corporation. This Release may not be used to interfere with your right to file a charge or participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission or any other appropriate agency. However, you understand and agree that the Corporation will use this Release as a defense to any such charge you file, investigation or proceeding in which you participate, or remedy which you seek. You agree that this Release shall be binding upon you and your heirs, administrators, representatives, executors, successors and assigns, and its enforceability shall not be challenged. You acknowledge that you have read this Release and that you understand all of its terms and execute it voluntarily with full knowledge of its significance and the consequences thereof. Further, you acknowledge that you have had an adequate opportunity to review and consider the terms of this Release, including at your discretion, the right to discuss this Release with legal counsel of your choice. You hereby acknowledge that you intend to grant to the Corporation a full and final release as set forth herein.

(Signature)	/s/ William Nelson
William Nelson

(Date)	December 11, 2008

Confidential – Special Handling

EXHIBIT C

Bill Nelson - Outstanding Equity as of December 31, 2008

Award	Grant Date	Plan	Number of Units Granted	Number of Units (Outstanding as of Dec 31, 2008)	Strike Price ($USD)	Vesting		Termination Treatment
						Date	Amount	Date	Vested	Forfeit	Expiry

PSU-SRs	3-Mar-08	2005 SIP	42,125	42,125	n/a	31-Jan-11	42,125	14-Feb-09 (1)		42,125

PSU-Oms	3-Mar-08	2005 SIP	42,125	42,125	n/a	1-Jan-11	42,125	14-Feb-09 (1)		42,125

RSUs	3-Mar-08	2005 SIP	28,650	28,650	n/a	3-Mar-09	9,550	3-Mar-09	9,550		n/a
						3-Mar-10	9,550	3-Mar-10	9,550		n/a
						3-Mar-11	9,550	30-Jun-10		9,550
	3-Mar-08	2005 SIP	402,250	402,250	n/a	3-Mar-09	80,450	3-Mar-09	80,450
						3-Mar-10	80,450	3-Mar-10	80,450
						3-Mar-11	80,450	30-Jun-10		80,450	n/a
						3-Mar-12	80,450	30-Jun-10		80,450	n/a
						3-Mar-13	80,450	30-Jun-10		80,450	n/a

Options	3-Mar-08	2005 SIP	114,700	114,700	8.31	3-Mar-09	28,675	3-Mar-09	28,675		28-Sep-10
						3-Mar-10	28,675	3-Mar-10	28,675		28-Sep-10
						3-Mar-11	28,675	30-Jun-10		28,675
						3-Mar-12	28,675	30-Jun-10		28,675

Total			629,850	629,850					237,350	392,500

Notes:

(1)	Upon termination, unvested PSUs remain outstanding and do not forfeit until February 14, 2009 to address the change in control 30 day look back.